                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:

    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                 CLARCOR Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 CLARCOR Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                                     [LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of CLARCOR Inc. (the "Company") will be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Thursday, March 30, 1995 at 6:00 P.M., Central Standard Time, for the following purposes:

        1.To elect three Directors for a term of three years each; and

        2.To  transact  such  other  business   as  may  properly  come   before
    the meeting or any adjournment thereof.

    Only holders of Common Stock of record at the close of business on Thursday, February 16, 1995 will be entitled to vote at the meeting or any adjournment thereof.

    Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                      MARSHALL C. ARNE
                                      SECRETARY

                  PLEASE SIGN AND DATE THE ACCOMPANYING PROXY
                             AND MAIL IT PROMPTLY.

Rockford, Illinois
February 23, 1995

                                  CLARCOR INC.
                               2323 SIXTH STREET
                                 P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CLARCOR Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Thursday, March 30, 1995 at 6:00 P.M., Central Standard Time, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are being mailed to shareholders on February 23, 1995.

    A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by filing with him another proxy or by attending the Annual Meeting and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation, if received in time and not revoked, will be voted. If no specifications are given by the shareholder executing the proxy card, valid proxies will be voted to elect the three persons nominated for election to the Board of Directors listed on the proxy card enclosed herewith and, in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting.

    As of February 16, 1995, the Company had outstanding 14,770,017 shares of Common Stock and each outstanding share is entitled to one vote on all matters to be voted upon. Only holders of Common Stock of record at the close of business on February 16, 1995 will be entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD

    At the Annual Meeting three directors are to be elected. Proxies will be voted for the election of Messrs. Carl J. Dargene, Lawrence E. Gloyd, and Richard A. Snell unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. If a quorum is present at the meeting, the three candidates for director receiving the greatest number of votes will be elected. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. Messrs. Dargene, Gloyd, and Snell are directors of the Company previously elected by its shareholders whose terms in office expire this year. If elected, Messrs. Dargene, Gloyd, and Snell will hold office for a three year period ending in 1998 or until their respective successors are duly elected and qualified.

    In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the persons named in the enclosed form of proxy intend to vote for substitute nominees.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                                                  YEAR TERM AS
                                   DIRECTOR         DIRECTOR
          NAME            AGE        SINCE          EXPIRES
- ------------------------  ---  -----------------  ------------
*Carl J. Dargene          64       April 1, 1989       1998
    President  and Chief Executive  Officer, AMCORE Financial,
    Inc.,  Rockford,  Illinois  since  February  1986.  AMCORE
    Financial,  Inc. is a bank holding company. Mr. Dargene is a Director  of AMCORE  Financial, Inc.,  Elco  Industries,
    Inc. and Woodward Governor Company.
*Lawrence E. Gloyd        62      March 31, 1984       1998
    Chairman,  President and Chief  Executive Officer, CLARCOR
    Inc. Mr. Gloyd was  elected Chairman, President and  Chief
    Executive  Officer in March 1991. He was elected President and Chief Executive Officer in March 1988. Mr. Gloyd is  a
    Director  of  AMCORE Financial,  Inc.,  Thomas Industries,
    Inc., Woodward Governor Company, and G.U.D. Holdings Ltd.
*Richard A. Snell         53      March 28, 1992    1998
    President and Chief Executive Officer, Tenneco  Automotive
    since  1993. He  served as Senior  Vice President, Tenneco
    Automotive from  1987  to 1993;  General  Manager,  Walker
    Manufacturing  Company  from  1989  to  1993;  and General
    Manager of Tenneco  Automotive Retail from  1987 to  1989.
    Tenneco  Automotive  is  a producer  of  ride  control and exhaust systems and non-asbestos brake friction products.
 J. Marc Adam             56      March 23, 1991    1997
    Corporate  Vice   President  Marketing,   3M,  St.   Paul,
    Minnesota.  He was  elected International  Vice President,
    Consumer Products  Group  in  February  1986,  Group  Vice
    President, Consumer Products Group in May 1986, Group Vice
    President, Consumer & Advertising Markets Group in January
    1991,  Group  Vice  President, Medical  Products  Group in
    September 1991 and Corporate  Vice President Marketing  in
    1995.  3M  is a  diversified manufacturer.  Mr. Adam  is a
    Director of the 3M Foundation and Schneider National Inc.
 Dudley J. Godfrey, Jr.   68      March 26, 1988       1997
    President of  the  law  firm  of  Godfrey  &  Kahn,  S.C.,
    Milwaukee,  Wisconsin. Mr.  Godfrey has  been a  member of
    Godfrey & Kahn since 1957.  He is a Director of  Manpower,
    Inc.,  ARM  Financial Group,  Inc.  and other  closely and privately  held  corporations.  He  is  a  member  of  the
    University of Michigan Law School Board of Visitors.
 Stanton K. Smith, Jr.    64      March 21, 1970       1997
    Vice  Chairman, CMS Energy Corporation, Dearborn, Michigan
    since December  1991.  From  1988 to  1991  he  served  as
    President.  CMS Energy Corporation is a utility and energy
    holding  company.  He   is  a  Director   of  CMS   Energy
    Corporation,  Consumers  Power Company,  Michigan National
    Corporation and Michigan National Bank.
 Milton R. Brown          63   November 29, 1990       1996
    Chairman, President  and Chief  Executive Officer,  Suntec
    Industries  Incorporated, Rockford,  Illinois, since 1984.
    Suntec  Industries  manufactures   fuel  units,   solenoid
    valves,  and  safety  shut  off  valves.  Mr.  Brown  is a
    Director of AMCORE Financial, Inc., Elco Industries, Inc.,
    Suntec Industries  Incorporated and  Suntec Industries  --
    France.
 Frank A. Fiorenza        61      March 31, 1990       1996
    Retired   President  and  Chief  Operating  Officer,  Elco
    Industries, Inc.,  Rockford,  Illinois. Mr.  Fiorenza  was
    employed  by Elco from 1959 to 1991. Elco Industries, Inc.
    is a diversified manufacturer. Mr. Fiorenza is a  Director of AMCORE Financial, Inc.
 Don A. Wolf              65      March 28, 1987       1996
    Retired  President and  Chief Executive  Officer, Hardware
    Wholesalers,   Inc.,   Fort   Wayne,   Indiana.   Hardware
    Wholesalers,  Inc. is  a wholesaler  of hardware, plumbing
    supplies,   electrical   apparatuses,   and   construction
    products.  Mr.  Wolf  is  a  Director  of  the  Fort Wayne
    National Bank.

- --------------------------
* Nominees for election to terms expiring in 1998.

DUTIES OF BOARD OF DIRECTORS

    The Board of Directors has the responsibility to serve as the trustee for the shareholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussion with the Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month and by participating in Board and committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

    During fiscal 1994, the standing committees of the Board of Directors were the Executive, Audit, and Compensation & Stock Option Committees.

    The Executive Committee exercises all powers and authority of the Board of Directors when the Board is not in session, except that the Executive Committee may not authorize certain major corporate actions such as amendments of the Company's Restated Certificate of Incorporation or By-laws, mergers or the sale of substantially all of the assets of the Company or the payment of dividends. The primary functions of the Executive Committee include review and recommendations with respect to mergers and acquisitions, divestitures, major expenditures and long-range planning. The Executive Committee is also responsible for recommending qualified individuals for nomination to fill vacancies on the Board. The full Board may accept or reject the Committee's recommendations. No procedures have been established for the consideration by the Executive Committee of nominees recommended by shareholders of the Company. The Executive Committee met two times during fiscal 1994. The present members of the Executive Committee are Messrs. J. Marc Adam, Carl J. Dargene, Dudley J. Godfrey, Jr., Lawrence E. Gloyd, Stanton K. Smith, Jr., and Don A. Wolf.

    The Audit Committee consists of four directors who are not officers of the Company. It is the responsibility of the Audit Committee to recommend the selection of independent auditors and to review audits, proposals and other services as performed by the independent auditors. The Committee also reviews the activities and findings of the internal audit staff and discusses the Company's system of internal controls with the Company's independent auditors. The Audit Committee met three times during fiscal 1994. The present members of the Committee are Messrs. Milton R. Brown, Frank A. Fiorenza, Dudley J. Godfrey, Jr. and Stanton K. Smith, Jr.

    The Compensation & Stock Option Committee determines the compensation of key officers and employees. It reviews and administers the Company's 1994 Incentive Plan and grants stock awards under such Plan to certain officers and key employees of the Company. The Committee met three times during fiscal 1994. The present members of the Committee are Messrs. J. Marc Adam, Carl J. Dargene, Richard A. Snell and Don A. Wolf.

MEETINGS AND FEES OF THE BOARD OF DIRECTORS

    The Board of Directors held five meetings during fiscal 1994. All of the Company's directors attended at least 75% of the total number of meetings of the Board of Directors and Committees of the Board of which they are members.

    In fiscal 1994, Directors who were not employees of the Company ("Non-employee Directors") received an annual retainer of $18,500 and fees of $900 for each meeting of the Board of Directors and each separate Committee meeting attended and reimbursement for travel expenses related to attendance at Board and Committee meetings. Non-employee Directors who are Chairmen of Committees received an additional annual fee of $3,000 in fiscal 1994.

    Non-employee Directors who retire from the Board with at least 10 years service as a Director of the Company receive annually an amount equal to the annual retainer paid to Directors at the time of his retirement. Such payments will continue for a term equal to the number of years the retired Director served on the Company's Board but ending, in any event, on such retiree's death.

    Pursuant to the Company's Deferred Compensation Plan for Directors, a Non-employee Director may elect to defer receipt of the director's fees to which he is entitled and to be paid the amounts so deferred, plus interest thereon at the prime rate announced quarterly by The First National Bank of Chicago, either when the participant ceases being a director of the Company or upon his retirement from his principal occupation or at the time the participant reaches a specified age. Mr. Smith elected to defer $17,050 of the fees payable to him during fiscal 1994.

    The Board has adopted a Directors' Restricted Stock Compensation Plan. Under this Plan, in lieu of the annual retainer otherwise payable, on the date a person first becomes a Non-employee Director such person receives a grant of shares of the Company's Common Stock with an aggregate fair market value equal to five times the amount of the annual retainer for Non-employee Directors. 20% of these shares are vested and non-forfeitable on the date of grant. An additional 20% becomes non-forfeitable in each of the succeeding years, provided that the grantee remains a Director. Until the fifth anniversary of the grant the shares are non-transferable except upon death such shares are transfer-able by will or the laws of descent and distribution. As of January 1, 1995, Messrs. Dargene, Fiorenza, Godfrey, Smith and Wolf have each received grants of 5,421 shares under this Plan which were vested in full as of March 31, 1994. Mr. Brown has received a grant of 5,131, Mr. Adam 4,999 and Mr. Snell 4,070 shares under the Plan. These share amounts reflect the 3 for 2 stock split in the form of a stock dividend paid by the Company on February 14, 1992. The Directors' Restricted Stock Compensation Plan was incorporated into the 1994 Incentive Plan adopted by the shareholders of the Company on March 31, 1994.

    Under the 1994 Incentive Plan, Non-employee Directors are automatically granted, on the date of each annual meeting of shareholders, options to purchase 2,500 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant. Such options are fully exercisable on the date of grant and expire ten years after the date of grant. Shares acquired upon exercise of an option may not be sold or transferred during the six month period following the date of grant of such option.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

CERTAIN BENEFICIAL OWNERS

    The following table provides information concerning each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                        SHARES       PERCENT
NAME AND ADDRESS                                                     BENEFICIALLY      OF
OF BENEFICIAL OWNER                                                      OWNED        CLASS
- -------------------------------------------------------------------  -------------  ---------
Gabelli Funds, Inc.................................................    1,643,900(1)    11.13%
One Corporate Center
Rye, NY 10580-1434
James B. Platt, Jr.................................................      853,311(2)     5.78%
6030 Dellwood Place
Bethesda, MD 20817

- ------------------------
(1) Based upon information contained in Amendment No. 5 to Schedule 13D filed March 2, 1994 with the Securities and Exchange Commission by Gabelli Funds, Inc. on behalf of certain Gabelli entities.
(2) Shares owned of record and beneficially by Mr. Platt as of February 16, 1995.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

    The following table provides information concerning the shares of Common Stock of the Company beneficially owned as of February 16, 1995 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 6 and by all directors and executive officers as a group:

                                                                           SHARES     PERCENT
NAME OF PERSON OR                                                       BENEFICIALLY    OF
IDENTITY OF GROUP                                                          OWNED       CLASS
- ----------------------------------------------------------------------  ------------  -------
J. Marc Adam (2)......................................................        7,499      *
Milton R. Brown (2)...................................................        9,072      *
Carl J. Dargene.......................................................        9,721      *
Frank A. Fiorenza.....................................................        8,521      *
Lawrence E. Gloyd (1) (3).............................................      429,421      2.91%
Dudley J. Godfrey.....................................................        9,046      *
Stanton K. Smith, Jr..................................................       14,747      *
Richard E. Snell (2)..................................................        6,570      *
Don A. Wolf...........................................................       20,892      *
L. Paul Harnois (1)(3)................................................      130,978      *
Norman E. Johnson (1)(3)..............................................       93,899      *
Ronald A. Moreau (1)(3)...............................................      110,932      *
David J. Anderson (1)(3)..............................................       39,754      *
William F. Knese (1)(3)...............................................       51,751      *
All directors and executive officers as a group
 (19 persons) (1) (2) (3) (4).........................................    1,064,595      7.21%

- ------------------------
*    Less than one percent.
(1) Includes restricted shares of Common Stock ("Performance Shares") granted on a contingent basis under the 1988 Performance Share Plan and the 1994 Incentive Plan. See "Compensation of Executive Officers and Other Information -- Performance Share Plan."
(2) Includes restricted shares granted on a contingent basis under the Directors' Restricted Stock Compensation Plan and shares subject to stock options granted pursuant to the Company's 1994 Incentive Plan. See "Election of Directors -- Meetings and Fees of the Board of Directors."
(3) Includes all shares subject to stock options granted pursuant to the Company's 1984 Stock Option Plan and the 1994 Incentive Plan. For information as to the total number of shares subject to options granted to Messrs. Gloyd, Harnois, Johnson, Moreau, Anderson and Knese and the options which are currently exercisable by them, see the table on page 8.
(4) Includes 836,660 shares subject to stock options. Options for 413,716 shares are currently exercisable.

    Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's equity securities. Reports received by the Company indicate that all such officers and directors have filed all requisite reports with the Securities and Exchange Commission on a timely basis during 1994.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

    The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Lawrence E. Gloyd, the Chairman, President and Chief Executive Officer of the Company, L. Paul Harnois, who retired as Senior Vice President and Chief Financial Officer of the Company prior to the end of the 1994 fiscal year, and the other four most highly compensated executive officers of the Company for the 1994 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                                -------------------------------------
                                                 ANNUAL COMPENSATION
                                        --------------------------------------           AWARDS
                                                                       OTHER    ------------------------    PAYOUTS        ALL
                                                                      ANNUAL    RESTRICTED                 ----------     OTHER
                                                                      COMPEN-      STOCK                      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION             YEAR  SALARY(2)   BONUS(3)   SATION(4)  AWARD(S)(5)   OPTIONS(6)   PAYOUTS(7)   SATION(8)
- --------------------------------------  ----  ---------   ---------  ---------  -----------   ----------   ----------   ---------
Lawrence E. Gloyd(1) .................  1994  $356,539    $200,626   $ 15,563    $118,287       85,000      $ 92,593      $30,136
Chairman, President and Chief           1993   328,800     183,818      9,487     103,176       50,000       150,930       24,425
Executive Officer                       1992   303,842     134,907     10,699     106,917       33,750        89,562       25,908
L. Paul Harnois ......................  1994   210,808      82,174     10,780      56,784       25,000        44,402       10,334
Senior Vice President and Chief         1993   196,969      82,484      8,814      47,334       15,000        72,385        8,951
Financial Officer                       1992   182,277      59,149      7,653      51,274       18,000        43,016       12,320
Norman E. Johnson ....................  1994   186,923      78,785      9,763      56,784       17,500        19,939       11,820
Group Vice President -- Filtration      1993   162,216      58,000      6,545      37,853       10,000        29,250        8,087
Products                                1992   141,989      32,375      7,808      23,029       11,250            --        5,907
Ronald A. Moreau .....................  1994   184,327      44,996      5,009      56,784       15,000        44,402        9,986
Group Vice President -- Consumer        1993   169,969      62,418      4,316      40,241       10,000        72,385        7,736
Products                                1992   156,992      38,855      5,184      51,274       18,000        43,016        6,912
David J. Anderson ....................  1994   131,539      42,255      4,659      30,264        7,500            --        9,063
Vice President,                         1993   110,210      34,550         --          --        5,000            --           --
International/Corporate Development     1992   101,375      11,174         --          --        6,750            --           --
William F. Knese .....................  1994   108,946      34,998      8,642      14,528        5,000        11,388        4,385
Vice President, Treasurer and           1993    99,862      31,851      8,990      11,834        5,000        18,584        2,575
Controller                              1992    93,731      23,890      7,953      13,143        6,750        11,042        2,371

- ------------------------------
(1) Mr. Gloyd also served as a director of the Company but received no separate remuneration in that capacity.

(2) Includes compensation deferred by the Company's executive officers during fiscal year 1994 pursuant to the Company's Retirement Savings Plan, adopted in 1984.

(3) Includes discretionary cash bonuses granted by the Board of Directors under the Company's Annual Incentive Plan for the 1994 fiscal year.

(4) The aggregate value of all perquisite and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer in the Summary Compensation Table.

(5) Consists solely of Performance Shares and Performance Units conditionally awarded pursuant to the Company's Performance Share Plan (see discussion of "Performance Share Plan" at pages 8-9 below). At the close of each 3-year Performance Cycle, which begins with the year of the conditional award, some or all of the Performance Shares and Performance Units will be distributed and paid if predetermined performance targets are met.

(6) Consists of options granted under the Company's 1984 Stock Option Plan and 1994 Incentive Plan to acquire shares of the Company's Common Stock. See "-- Stock Options" below.

(7) Consists solely of Performance Shares and Performance Units distributed and paid under the Performance Share Plan (see note 5 above) at the close of the Performance Cycle ending in the year. The amount shown is equal to the number of Performance Shares and Performance Units paid and distributed, multiplied by the average of the closing price of a share of the Company's Common Stock for the last 30 trading days of the last fiscal year in the Performance Cycle.

(8) The amounts shown in this column for the last fiscal year derived from the following figures for Messrs. Gloyd, Harnois, Johnson, Moreau, Anderson and Knese respectively: $8,904; $2,811; $4,662; $420; $3,284; $1,150 -- Company
     match for employee stock

     purchase plan;  $4,620; $4,455;  $2,499; $3,840;  $2,491; $870  --  Company
     match  for  401(k)  plan; $6,179  (Mr.  Gloyd)  -- Company  paid  term life insurance premium; $6,483; $3,068; $2,314; $2,923; $580; $780 --  Dividends
     received  from the Performance Share Plan  non-vested shares; and $686; $0;
     $2,345; $2,803; $0; $1,585 -- Company paid split dollar insurance premiums;
     $2,708 (Mr. Anderson) -- Company  paid group insurance premium; and  $3,264
     (Mr. Gloyd) -- Company paid Supplemental Retirement Medicare FICA taxes.

    Each officer of the Company is elected for a term of one year which begins at the Board of Directors meeting at which he is elected held following the Annual Meeting of Shareholders and ends on the date of the next Annual Meeting of Shareholders or upon the election of his successor.

STOCK OPTIONS

    On February 1, 1984 the Board adopted and approved the 1984 Stock Option Plan (the "1984 Plan") which was subsequently approved by the shareholders at the Annual Meeting held March 31, 1984, covering 800,000 shares of Common Stock. The 1984 Plan was adjusted to reflect the 3 for 2 stock splits in the form of stock dividends paid by the Company on January 12, 1990 and February 14, 1992. The 1984 Plan expired December 31, 1993. On December 14, 1993 the Board adopted and approved the 1994 Incentive Plan which was subsequently approved by the shareholders at the Annual Meeting of Shareholders held March 31, 1994 covering 1,000,000 shares of Common Stock.

    The following tabulations show information with respect to stock options granted during fiscal year 1994 under the 1984 Plan (on December 2, 1993) and the 1994 Incentive Plan (on October 3, 1994) to the six individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
- -----------------------------------------------------------------------------------------------------
                                                               % OF TOTAL
                                                   OPTIONS   OPTIONS GRANTED                             GRANT DATE
                                                   GRANTED   TO EMPLOYEES IN   EXERCISE    EXPIRATION   PRESENT VALUE
                      NAME                           (1)       FISCAL YEAR     PRICE (2)      DATE           (3)
- ------------------------------------------------  ---------  ---------------  -----------  ----------  ---------------
L. E. Gloyd.....................................     35,000         14.5%      $   18.25     12/01/03    $   182,000
                                                     50,000         20.7           18.375    10/02/04        361,000
L. P. Harnois...................................     25,000         10.4           18.25     12/01/03        130,000
N. E. Johnson...................................     17,500          7.2           18.25     12/01/03         91,000
R. A. Moreau....................................     15,000          6.2           18.25     12/01/03         78,000
D. J. Anderson..................................      7,500          3.1           18.25     12/01/03         39,000
W. F. Knese.....................................      5,000          2.1           18.25     12/01/03         26,000

- ------------------------
(1) Consists of nonqualified options issued for a ten year term with a five and six year vesting schedule (see "Long Term Incentive Plan" in the Report of the Compensation & Stock Option Committee).
(2) Closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions at date of grant, except for the $18.375 exercise price which was the fair market value during the first week of the 1994 fiscal year.
(3) Options are valued using Cox-Ross-Rubinstein Binomial Model, which is a variation of the Black-Scholes Option Pricing Model using the following assumptions:

     (i) an expected option term of seven years to exercise (based on estimated prior experience);

     (ii) interest rates of 5.42% for the December 2, 1993 grants and 7.61% for the October 3, 1994 grant, based on the then quoted yield of Treasury Strips maturing in seven years;

    (iii) dividends of $.6225 per share of Common Stock for the fiscal year ending 1994, increasing thereafter by $0.03 per share per year; and

    (iv) stock price volatility of 29.67% for the December 2, 1993 grants and 29.18% for the October 3, 1994 grant, based, in each case, upon the monthly stock closing prices for the preceding 10 years.

    No options were exercised by any of the six individuals named in the Summary Compensation Table during fiscal 1994. The following table sets forth certain information concerning the unexercised options held by such individuals at December 3, 1994.

                         FISCAL YEAR END OPTION VALUES

                                                                            NUMBER OF        VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                            AT FY-END             AT FY-END
                                                                           EXERCISABLE/          EXERCISABLE/
                                NAME                                      UNEXERCISABLE       UNEXERCISABLE (1)
- ---------------------------------------------------------------------  --------------------  --------------------
L. E. Gloyd..........................................................      150,856/155,594   $    878,594/179,610
L. P. Harnois........................................................            116,688/0              433,401/0
N. E. Johnson........................................................        26,875/34,375         104,357/50,007
R. A. Moreau.........................................................        48,204/37,734         245,512/69,491
D. J. Anderson.......................................................        12,106/17,119          53,616/28,923
W. F. Knese..........................................................        24,256/14,619         132,239/27,048

- ------------------------
(1) Based on the closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions on December 2, 1994, the last trading date prior to the Company's non-business day fiscal year end close on Saturday, December 3, 1994.

PERFORMANCE SHARE PLAN

    The Long Range Performance Award Plan (the "Performance Share Plan") is a part of the Company's 1994 Incentive Plan, approved by the shareholders on March 31, 1994. It provides officers and key employees of the Company with the opportunity to earn shares of Common Stock ("Performance Shares") and units representing the market value of Common Stock ("Performance Units").

    At the beginning of each 3-year Performance Cycle, executives are awarded a number of Performance Shares and Performance Units determined by applying a formula set by the Compensation Committee at the beginning of the Performance Cycle. The total number of Performance Shares and Performance Units is obtained by dividing a percentage of the mid-point of the base salary range of the executive, ranging from 40% for the CEO to 15% for officers at the level of Corporate Vice President, by the average closing price of a share of the Company's Common Stock over a 30-day trading period prior to the award date. Awards are in the ratio of three Performance Shares to two Performance Units, so that approximately 60% of the total value of benefits available under the plan is in stock and 40% is payable in cash to cover income taxes due on the total award.

    During the 3-year Performance Cycle, the executive receives dividends and is entitled to vote the Performance Shares. In order for the executive to retain all of the Performance Shares and Performance Units awarded, the Company must attain prescribed financial targets over the Performance

Cycle. If the performance targets have been met in full, the full number of Performance Shares and Performance Units will be earned. If certain minimum objectives are attained (currently established at 80% of the performance target), 50% of the Performance Shares and Performance Units will be earned. If performance over the Performance Cycle is between the minimum and the target level, the number of Performance Shares and Performance Units earned will be pro rated. No portion of the Performance Shares or Performance Units will be earned if performance does not meet the minimum performance target. Further information regarding the plan and the performance targets appears at page 13 in "Report of the Compensation & Stock Option Committee".

    The following table sets forth information regarding 1994 fiscal year awards under the Performance Share Plan:

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                        PERFORMANCE     NON-STOCK PRICE BASED PLANS
                                                         OR OTHER     --------------------------------
                           NUMBER OF SHARES, UNITS     PERIOD UNTIL                      TARGET AND
         NAME                  OR OTHER RIGHTS            PAYOUT         THRESHOLD         MAXIMUM
- -----------------------  ----------------------------  -------------  ---------------  ---------------
L. E. Gloyd............  Performance Shares 3,640          3 Years    1,820 Shares     3,640 Shares
                         Performance Units  2,426                     Cash equal to    Cash equal to
                                                                      value of 1,213   value of 2,426
                                                                      Shares*          Shares*
L. P. Harnois..........  Performance Shares 1,747          3 Years    873 Shares       1,747 Shares
                         Performance Units  1,165                     Cash equal to    Cash equal to
                                                                      value of 582     value of 1,165
                                                                      Shares*          Shares*
N. E. Johnson..........  Performance Shares 1,747          3 Years    873 Shares       1,747 Shares
                         Performance Units  1,165                     Cash equal to    Cash equal to
                                                                      value of 582     value of 1,165
                                                                      Shares*          Shares*
R. A. Moreau...........  Performance Shares 1,747          3 Years    873 Shares       1,747 Shares
                         Performance Units  1,165                     Cash equal to    Cash equal to
                                                                      value of 582     value of 1,165
                                                                      Shares*          Shares*
D. J. Anderson.........  Performance Shares   931          3 Years    465 Shares       931 Shares
                         Performance Units    621                     Cash equal to    Cash equal to
                                                                      value of 310     value of 621
                                                                      Shares*          Shares*
W. F. Knese............  Performance Shares   447          3 Years    223 Shares       447 Shares
                         Performance Units    298                     Cash equal to    Cash equal to
                                                                      value of 149     value of 298
                                                                      Shares*          Shares*

- ------------------------
* Based on the average closing price of Common Stock for the 30-day trading period preceding November 30, 1996 as reported in the New York Stock Exchange Composite Transactions.

RETIREMENT PLANS

    Most employees of the Company and its subsidiaries, including the individuals named in the Summary Compensation Table, are eligible to receive benefits under the CLARCOR Inc. Pension Plan (the "Pension Trust"). The amount of the Company's contribution to the Pension Trust in respect to a specified person cannot be individually calculated. No Company contribution for fiscal 1994 was required.

    The Pension Trust provides benefits calculated under a Social Security step-rate formula based on career compensation. Benefits are payable for life with a guarantee of 120 monthly payments. The formula accrues an annual benefit each plan year equal to the sum of (a) plan year compensation up to age 65 covered compensation ($24,000 in fiscal 1995) in effect each December multiplied by .012 plus (b) any excess of such plan year compensation over age 65 covered compensation (subject to Internal Revenue limitations applicable to all qualified retirement plans) multiplied by .0175. The aggregate of all annual accruals plus the benefit accrued at November 30, 1989 under prior plans shall be the amount of annual pension.

    As of November 30, 1994, Messrs. Gloyd, Harnois, Johnson, Moreau, Anderson and Knese had 8, 7, 4, 8, 4 and 15 years of service, respectively.

    Estimated annual retirement benefits payable under the Pension Trust at normal retirement (age 65) for Messrs. Gloyd, Harnois, Johnson, Moreau, Anderson and Knese are $34,206, $22,576, $59,707, $64,600, $30,104 and $60,826,
respectively. Such annual retirement benefits are not subject to any reduction for Social Security amounts. The estimated benefits were calculated assuming that the participants would continue to accrue benefits at current wage levels to normal retirement.

    Effective December 1, 1983, the Company established a Supplemental Retirement Plan, which was amended and restated effective December 1, 1994. Messrs. Gloyd and Harnois are participants. The plan provides to each participant a lifetime monthly benefit with payment commencing on such participant's normal retirement date. This monthly benefit is an amount equal to
(a) 65% of the participant's average monthly compensation with respect to the three consecutive fiscal years for which such participant received the highest compensation, reduced by (b) the participant's monthly normal retirement benefit provided by the Pension Trust and benefits earned during employment other than by the Company. Estimated annual retirement benefits pursuant to the Supplemental Retirement Plan payable at normal retirement (age 65), for Messrs. Gloyd and Harnois are $330,496 and $172,185, respectively. Such annual retirement benefits are not subject to any reduction for Social Security amounts. Mr. Harnois elected early retirement and to receive the present value of his benefits in lieu of annual payments under the Supplemental Retirement Plan. See "-- Other Arrangements" below.

    Effective December 1, 1994, the Company established two new retirement plans for officers and senior executives of the Company. The 1994 Supplemental Pension Plan is intended to preserve benefits lost by reason of the maximum limitations on compensation and benefits imposed on tax qualified retirement plans by the Internal Revenue Code of 1986. The 1994 Executive Retirement Plan replaces the Supplemental Retirement Plan for executives other than those who were participants in the 1983 Supplemental Retirement Plan, described above. The 1994 Executive Retirement Plan is similar in concept and benefit levels to the 1983 Supplemental Retirement Plan, except that a minimum of 15 years of service after attainment of the age of 40 is required to earn a full benefit of 65% of compensation at retirement. Messrs. Johnson, Moreau, Anderson and Knese are participants in both new plans. Estimated total annual retirement benefits pursuant to both the 1994 Supplemental

Pension Plan and the 1994 Executive Retirement Plan payable at normal retirement (age 65) for Messrs. Johnson, Moreau, Anderson and Knese are $113,003, $84,460, $67,792 and $29,492, respectively. Such annual retirement benefits are not subject to reduction for Social Security amounts.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Gloyd, Harnois, Johnson, Moreau and Knese. These agreements become effective on a "change of control" of the Company, which is defined to mean (i) the acquisition by any person, entity or group (other than from the Company) of 15% or more of the outstanding securities of the Company which are entitled to vote generally in the election of directors; (ii) individuals who, at the date of the employment agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the employment agreements whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such person was a member of the Incumbent Board; and (iii) approval by the shareholders of the Company of a liquidation or dissolution of the Company or the sale of all or substantially all of its assets or a transaction in respect of which the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction.

    The agreements provide that the Company agrees to employ these officers, and the officers agree to remain in the employ of the Company, from the date of a change of control to the earlier to occur of the third anniversary of such change of control or the officer's normal retirement date at a rate of compensation at least equal to the highest monthly base salary which the officer was paid during the 36 calendar months immediately prior to the change of control. In addition, during that period the Company agrees to provide employee benefits which are the greater of the benefits provided by the Company to executives with comparable duties or the benefits to which the officer was entitled during the 90-day period immediately prior to the date of the change of control. In the event that employment is terminated after a change of control, the terminated officer is entitled to (i) receive his compensation at the rate called for by the agreement for the remaining portion of the three year employment term plus the estimated amount of any incentive compensation he would have been entitled to had he remained in the employ of the Company for the remainder of the employment period and (ii) continue to be treated as an employee for the remainder of the three year term for the purpose of the Company's pension, stock option, medical and other employee benefit plans. The officer may elect to be paid a lump-sum severance payment equal to the amounts he would have received in accordance with the preceding sentence. If any of such agreements subjects the officer to excise tax under Section 4999 of the Internal Revenue Code, the Company will pay such officer an additional amount calculated so that after payment of all taxes, interest and penalties the officer retains an amount of such additional payment equal to such excise tax. The agreements define "termination" to mean termination of employment by the Company for reasons other than death, disability, cause or retirement. "Termination" also includes resignation by the officer after (a) an adverse change in the nature or scope of his authorities, duties or responsibilities, as determined in good faith by the officer or (b) a good faith determination by the officer that, as a result of the change of control, he is unable to exercise the authority, power, function and duties contemplated by the agreement.

OTHER ARRANGEMENTS

    Mr. Harnois elected early retirement from the Company and resigned as an officer of the Company effective December 1, 1994. In that regard the Company agreed to (i) pay Mr. Harnois the present value of his benefits under the Company's Supplemental Retirement Plan, (ii) continue coverages for Mr. Harnois under various Company group insurance plans until December, 1996, (iii) make immediately exercisable all stock options granted to Mr. Harnois, which options will expire on November 30, 1997, (iv) pay consulting fees based on salary at the date of retirement and continuing until fiscal year end 1995 to Mr. Harnois in regard to the completion of certain projects assigned to Mr. Harnois, (v) transfer to Mr. Harnois a split-dollar life insurance policy on his life owned by the Company, and (vi) continue to provide certain other employee benefits until November 30, 1995.

    On April 5, 1994 the Company loaned $137,500 to Mr. Norman E. Johnson, the Company's Group Vice President -- Filtration Products, on an interest-free basis. The loan was repaid in full on June 10, 1994. The loan was made pursuant to the Company's Relocation Expense Policy and was used by Mr. Johnson to purchase a home in connection with his relocation from Kearney, Nebraska to the Company's headquarters in Rockford, Illinois.

    Mr. Carl J. Dargene, a Director of the Company, is President, Chief Executive Officer and Director of AMCORE Financial, Inc. ("AMCORE"). During 1994 AMCORE's subsidiary, AMCORE Investment Banking, Inc., provided investment banking services to the Company, including advice regarding certain potential acquisition candidates identified by the Company. AMCORE also acts as a trustee, administrator or custodian for certain of the Company's employee benefit plans.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

    The Compensation & Stock Option Committee (the "Committee") is responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the executive officers. The following report describes the policies and rationales of the Committee in establishing the principal components of executive compensation during 1994.

    The stated goals of the Committee's compensation philosophy for the Company's Chief Executive Officer (CEO) and other executive officers of the Company are as follows: to support the Company's mission statement and corporate objectives; to attract and retain quality executives; to motivate individual performance toward the goals of the Company; to maintain a pay-for-performance philosophy; and to reward the enhancement of shareholder value.

    Consistent with this philosophy, the Committee has established a compensation program consisting of an annual base salary at an average level generally designed to be consistent with the amounts paid to executives occupying comparable positions in comparable companies; and the opportunity to earn incentive compensation tied directly to the performance of the business, their personal performance and the rewards obtained by the shareholders.

    Information regarding base salaries and annual incentive compensation paid by comparable companies was summarized for the Committee by independent compensation consultants. These summaries were based upon published survey data covering non-durable manufacturing companies in the size range of $200-$500 million in sales or upon other available survey data as to certain different industry or size groups when the survey data covering non-durable manufacturing companies in that size range was not available for a particular position. An average of over 900 companies provided data to each of the three largest surveys utilized in the consultant's review. Published compensation surveys typically provide analyses of data and do not identify the specific compensation information submitted by specific companies. The Committee notes that the companies surveyed represent a broader cross section of corporate America than those indicated in the Standard & Poor's Manufacturing Diversified Index, which was used in preparing the performance graph set forth on page 16. Furthermore the companies that make up the Standard & Poor's Manufacturing Diversified

Index are significantly larger than CLARCOR (over $2 billion in average sales), and although it may be useful to compare total shareholder return with those companies, the Committee believes it is more appropriate to use comparably sized companies when considering compensation levels.

    The incentive compensation portion of executive compensation is comprised of three elements: annual cash incentives, intermediate-term incentives, and long-term incentives.

        - ANNUAL CASH INCENTIVES

        Annual cash incentives are payable to each executive upon the attainment of financial targets by the Company, personal performance of the executive and, where appropriate, attainment of financial goals of the operating unit or units for which the executive has responsibility. If certain minimum target results are not achieved, no annual incentive will be paid. If targeted levels (which include objectives that are, in the judgment of the Committee, reasonably difficult to attain) are attained, annual incentive levels range from 45% of base salary for the CEO to 25% of base salary for officers at the level of corporate vice president. If corporate and executive performance materially exceed the target objectives, a maximum annual incentive ranging from 70% of base salary in the case of the CEO to 40% of base salary in the case of a corporate vice president may be paid.

        Of the total annual incentive available to the CEO, 70% is based on attainment of corporate-wide net income and cash flow targets, and 30% is based on attainment of individual objectives (some of which are quantitative in nature). For the last fiscal year the Company exceeded its corporate net income and cash flow targets under the annual incentive plan and, in fact, the Company achieved record operating profits and a 23% increase in earnings per share. The total amount of annual incentive earned by the CEO was 58% of base salary.

        - INTERMEDIATE-TERM INCENTIVE: PERFORMANCE SHARE PLAN

        The Company has established the Performance Share Plan (which is described in detail at Page 8 above under "Performance Share Plan") as an intermediate term incentive plan. The number of Performance Shares and Performance Units awarded to the CEO and the other most highly paid officers of the Company are listed in the table on page 9.

        The rationale for the Performance Share Plan is as follows: Unlike the annual incentive plan, which provides an incentive for a specific year's performance, the Performance Share Plan requires a sustained level of corporate performance over a 3-year Performance Cycle. The plan provides benefits that will vary directly with the market price of the Company's Common Stock over the Performance Cycle. In addition, the executive receives dividends on and is entitled to vote his or her Performance Shares. Both of these attributes are designed to closely align the interests of participating executives directly with those of the Company's shareholders.

        For the Performance Period 1992-1994, 82% of the total performance opportunity was earned, as a result of the Company's substantial attainment of a goal based on return on assets. For the three year Performance Period 1994-1996 the Committee has established two new and aggressive goals: one half of the award will be earned based upon attainment of an average return on equity versus that of a comparator group, and the other half will be earned based upon attainment of earnings per share growth versus performance standards set by the Committee. The Committee has selected a group of 39 manufacturing companies with revenues averaging $360 million as the comparator group for measuring the Company's comparative return on equity.

        - LONG-TERM INCENTIVE PLAN

        The Company's long-term incentive plan includes the awarding of nonqualified stock options to its senior and mid-level executives pursuant to its 1984 Stock Option Plan and its 1994 Incentive Plan. Options granted under the Plans have a 10-year life and, except with respect to certain options granted on October 3, 1994, are exercisable at the market value of the Common Stock on the date of grant. The benefits provided under the Company's Plan will be directly related to increases in the value of the Company to its shareholders, as measured by the trading price of the Company's stock.

        In determining the size of stock option awards, the Committee considered market survey data and stock option grant information as reported in proxy statements of 16 mid-to-large size manufacturing corporations, two of which were included in the Standard and Poor's Manufacturing Diversified Index (collectively, "market data"). In considering the option grants made on December 2, 1993, the Committee reviewed a number of factors, the most important of which was the Company's progress over the past 3-5 years in attaining its long range goals and objectives. Other factors reviewed by the Committee and deemed to be of relatively equal importance in relation to each other included the nominal value of the stock option awards (market price at time of grant multiplied by the number of shares granted) contained in the market data, the Company's performance in the preceding fiscal year, the executive's contributions to the Company's success, and, lastly, the number of options awarded in prior years. In reviewing the market data, the Committee noted that the sizes of options granted or other stock based awards made did not follow a consistent pattern. However, on average, the nominal value of stock option awards ranged from approximately one times salary to over two times salary, depending upon the level of the officer within the company. In each case, the size of the option awarded to the Company's executives was equal to or less than the average nominal size disclosed by the market data. In the case of the CEO, the nominal value of stock option awards disclosed in market data ranged from zero to five times base salary, with an average of 2.1 times. The Committee awarded an initial stock option grant to the Company's CEO of 35,000 shares at an option price of $18.25 (fair market value on the date of grant) which represented a nominal value of 1.8 times base salary. The Committee also indicated that it would consider an additional option award for the CEO if the Company should attain its projected sales and earnings goals for the year. During the year, the Company attained record sales and earnings per share results. In addition, return on equity exceeded the 80th percentile ranking against a group of 39 comparator companies established for purposes of the Performance Share Plan. In consideration of these achievements, the Committee awarded an additional 50,000 share option to the CEO at an exercise price of $18.375, which was the fair market value of the Company's stock during the first week of the fiscal year. The total nominal value of both the initial grant and the additional grant was within the range of values disclosed by the review of market data.

        Stock options most recently granted are not exercisable during the first three years after they are granted. Thereafter they become exercisable at the rate of 25% per year and they are fully exercisable after the 6th through 10th year of the option. These restrictions on exercise, together with the 10-year life of the option, are consistent with the concept of the Plan as providing an incentive to the executive to remain with the Company for at least the vesting period of the option and to increase the value of the Common Stock on a long-term basis.

    During the year the Committee, with the consent of the Board of Directors, approved certain changes in the Company's nonqualified supplemental retirement plans for key officers. In general, the plans were amended and restated effective December 1, 1994 to achieve the following objectives:

(i) to simplify and clarify, without increasing the value of benefits, document language that had been developed during the decade since the plan was adopted,
(ii) to replace any benefits lost due to the application of the newly imposed $150,000 limit on the amount of compensation that may be considered under the Company's tax qualified retirement plan, (iii) to provide a vehicle to award adequate retirement benefits to current and future key officers of the Company, who may be selected for plan participation by the Committee, particularly in the case of those who may join the Company late in their career, and (iv) with respect to future retirees, to provide a single sum or installment payment option at retirement.

    The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code of 1986, which generally limits to $1,000,000 (with several exceptions) the tax deduction available for compensation paid to a person who is an executive listed in the Summary Compensation Table and who is employed by the Company at the end of its fiscal year. The Committee has attempted to preserve to the Company the maximum opportunity for obtaining deductibility for all amounts paid to its officers by designing and administering the Company's plans and programs in a way that is likely to meet the proposed regulations that have been issued to date. However, the Committee has reserved final decision on this issue pending the issuance of final regulations.

    The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company's shareholders.

                     Compensation & Stock Option Committee

                                 Don A. Wolf
                                  J. Marc Adam
                                Carl J. Dargene
                                Richard A. Snell

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Dargene, President, Chief Executive Officer and Director of AMCORE Financial, Inc. serves as a member of the Company's Board and a member of the Company's Compensation & Stock Option Committee. Mr. Gloyd, Chairman, President, Chief Executive Officer and Director of the Company serves as a member of the Board and a member of the Compensation Committee of AMCORE Financial, Inc.

                               PERFORMANCE GRAPH

    The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five year period (November 30, 1989 to December 3, 1994) with the cumulative total return of the S&P Composite 500 Stock Index and the S&P Manufacturing Diversified Index.

                          TOTAL RETURN TO SHAREHOLDERS
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG THE COMPANY, S&P COMPOSITE 500 INDEX AND
                      S&P MANUFACTURING DIVERSIFIED INDEX
    [PERFORMANCE GRAPH OMITTED HERE PURSUANT TO REGULATION Section 232.304]

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on November 30, 1989 and that all dividends were reinvested.

    The reference points on the foregoing graph are as follows:

                                                    1990     1991     1992     1993     1994
                                                   -------  -------  -------  -------  -------
CLARCOR Inc......................................  $110.15  $160.20  $165.91  $177.18  $178.30
S&P Manu-Diversified.............................    97.15   115.15   134.69   162.18   165.98
S&P 500..........................................    96.53   116.17   136.74   150.87   151.90

    The 1989 beginning measuring point was the market close on November 30, 1989, the last trading day before the beginning of the Company's fifth preceding fiscal year. The closing measuring point for 1994 was December 2, 1994 for the Company and the S & P Composite 500 Index based on the last New York Stock Exchange trading date prior to the Company's Saturday, December 3, 1994 fiscal year end. Because only month end figures are available for the S & P Manufacturing Diversified Index, November 30, 1994 was used as a close for that index.

                                 MISCELLANEOUS

AUDITORS

    The Board of Directors has selected Coopers & Lybrand to audit the financial statements of the Company for the fiscal year ending November 30, 1995. Coopers & Lybrand has served as the Company's auditors for more than 20 years. The shareholders will not be asked to approve this selection at the Annual Meeting. A representative of Coopers & Lybrand will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

OTHER BUSINESS

    The Board of Directors has no knowledge of any matters, other than as set forth in this Proxy Statement, upon which action is to be taken at the meeting. In the event any such matters are brought before the meeting, the attorneys named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

PROPOSALS OF SECURITY HOLDERS FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

    Under the rules and regulations of the Securities and Exchange Commission, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 1996 and which such shareholder desires to have included in the Company's proxy materials for such meeting, must be received by the Company on or before October 26, 1995.

    The Company's bylaws provide that nomination by a shareholder of a person for election as a director and other proposals made by such shareholders for action by the shareholders at any meeting of shareholders may be disregarded unless proper notice of such nomination or proposal shall have been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting and certain other requirements are met. It is currently expected that the 1996 Annual Meeting of Shareholders of the Company will be held on March 28, 1996. Consequently, written notice of any such nomination or proposal which a shareholder desires to make at the 1996 Annual Meeting must be received by the Company no earlier than December 29, 1995 and no later than January 28, 1996. A copy of the Company's bylaws may be obtained without charge from the Secretary of the Company.

EXPENSE OF SOLICITATION OF PROXIES

    The expense of solicitation of proxies, including printing and postage, will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by officers and regular employees of the Company. The Company has employed D. F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The Company has agreed to pay $7,500, plus the out-of-pocket expenses of D. F. King & Co., Inc., for these services. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                          By Order of the Board of Directors
                                          MARSHALL C. ARNE
                                          SECRETARY

Rockford, Illinois
February 23, 1995

CLARCOR Inc.                                       PROXY/VOTING INSTRUCTION CARD
- --------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MARCH 30, 1995.

The undersigned hereby appoints J. MARC ADAM and DON A. WOLF, or any one or more of them, acting alone if only one shall be present, or jointly if more than one shall be present, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of CLARCOR Inc. to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Thursday, March 30, 1995 at 6:00 P.M., Central Standard Time, and all adjournments thereof, all shares of Common Stock which the undersigned would be entitled to vote and all as fully and with the same effect as the undersigned could do if then personally present. IF A VOTE IF NOT SPECIFIED, SAID PROXIES WILL VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS NAMED BELOW.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended December 3, 1994, and the Notice and Proxy Statement for the above Annual Meeting.

Election of Directors--Nominees are:
  Carl J. Dargene, Lawrence E. Gloyd and Richard A. Snell

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                        SIDE

X PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                                5086

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees for election as directors named in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH NOMINEES.

1. Election of Directors                        FOR           WITHHELD
   (See Reverse)

For, except vote withheld from the following nominee(s):


- --------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



SIGNATURE(S)                                                 DATE
            ------------------------------------------------     ---------------
NOTE: Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.